Exhibit 3.2

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                                MOBILEVEST, INC.

         The undersigned, being a director, shareholder and officer of MOBILEVEST, INC., a Florida Corporation, hereby amends said Articles of Incorporation dated March 29,1995, as follows, in accordance with Florida Statute Sections 607.1005 and 607.1006:

                                   ARTICLE III

         1. The Corporation shall have the authority to issue Fifty Million (50,000,000) shares of Common Stock at $.001 par value, and Five Million (5,000,000) shares of Preferred Stock at $1.00 par value.

         2. Other than hereinabove set forth, said Articles of Incorporation as originally adopted, shall remain in full force and effect.

         IN WITNESS WHEREOF, the following individual being a director, shareholder, and officer of the Corporation adopted the Amendment without shareholder action as same was not required, and executed this Amendment to the Articles of Incorporation, this 20th day of June, 1997.


                                            MOBILEVEST, INC.


                                            By: /s/ Edgar L. Fox
                                                --------------------------------
                                                Director

STATE OF FLORIDA
COUNTY OF BROWARD

         BEFORE ME, the undersigned authorized to take acknowledgments in the State and County set forth above, personally appeared EDGAR L. FOX, Director of Mobilevest, Inc., a Florida corporation, and is personally known to me to be the person who executed the foregoing Amendment to Articles of Incorporation, and who acknowledged before me that he executed said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State aforesaid, this 20th day of June, 1997.


                                            /s/ Deborah Fischer Moraitis
                                            ------------------------------------
                                            Notary Public, State of Florida
                                            My Commission expires: 2/9/01

                                               (SEAL)